Exhibit 16.1

Bernstein & Pinchuk LLP Certified Public Accountants Seven Penn Plaza, Suite 830 New York, NY 10001 Tel 212 279-7900 Tel 516 897-7979 Fax 212 279-7901 www.bpaccountants.com

September 23, 2008

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE: Integral Systems, Inc.

Ladies and Gentlemen:

We have read the statements made by Integral Systems, Inc. in Item 4.01 of the current report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2008. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Bernstein & Pinchuk LLP